Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements No. 333-130315, No. 333-132489 and No. 333-184485, each on Form S-3, and Registration Statements No. 333-181970, No. 333-122737 and No. 333-129781, each on Form S-8, of our Independent Auditors’ Report dated March 27, 2013, relating to the financial statements of Fort Union Gas Gathering, L.L.C., appearing in the Annual Report on Form 10-K/A of Copano Energy, L.L.C. for the year ended December 31, 2012.

/S/Deloitte & Touche LLP

Houston, Texas
March 27, 2013